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                                                                     EXHIBIT 4.3


                   SECOND SUPPLEMENTAL INDENTURE AND GUARANTEE

         SECOND SUPPLEMENTAL INDENTURE AND GUARANTEE (this "Supplemental Indenture"), dated as of June 8, 1999, among UNICCO Service of M.I. (the "Guaranteeing Restricted Subsidiary"), a Domestic Restricted Subsidiary of UNICCO Service Company, a Massachusetts business trust (the "Company"), UNICCO Finance Corp., a Delaware corporation ("Finance" and, together with the Company, the "Issuers"), the other Guarantors (as defined in the Indenture referred to herein), and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture (the "Original Indenture"), dated as of October 17, 1997 providing for the issuance of an aggregate principal amount of up to $150.0 million of 9 7/8% Senior Subordinated Notes due 2007 (the "Notes") and a First Supplemental Indenture dated as of February 27, 1998 (together with the Original Indenture, the "Indenture");

         WHEREAS, on December 28, 1998, a Note Guarantee was executed by USC, Inc., UNICCO Government Services, Inc., American Building Services, Inc. and UNICCO Service of N.J., Inc. which amended the Note Guarantees dated as of February 27, 1998, and as of October 17, 1997 (the "Original Note Guarantees"), and for all purposes replaced the Original Note Guarantees;

         WHEREAS, the Guaranteeing Restricted Subsidiary has been acquired or created by the Company as provided in Sections 4.18 and 11.04 of the Indenture;

         WHEREAS, effective as of the date hereof, the Company dissolved its wholly-owned subsidiary, American Building Services, Inc.;

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Restricted Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Restricted Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing




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Restricted Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Restricted Subsidiary hereby agrees as follows:

         (a) Along with all the Guarantors (other than American Building Services, Inc., which has been dissolved) party to the Note Guarantee dated as of December 28, 1998, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

                  (i) the principal of and premium, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Liquidated Damages, if any, on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

         (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against either of the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.




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         (c)      The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.

         (d) This Note Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

         (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (f) The Guarantors shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

         (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
                  Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

         (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

         (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under
                  Article 11 of the Indenture the Obligations of the Guarantors shall be limited to the maximum amount as shall result in the Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.






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         3.       EXECUTION AND DELIVERY. The Guaranteeing Restricted Subsidiary
agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         4. GUARANTEEING RESTRICTED SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

         (a) The Guaranteeing Restricted Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                  (i) subject to Section 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Issuers) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

         (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

         (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the





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                  Indenture or in any of the Notes shall prevent any
                  consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.

         5.       RELEASES.

         (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor (other than to the Company or another Guarantor), or in the case the Company designates a Domestic Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation
                  Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

         (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, trustee, incorporator, shareholder or agent of the Guaranteeing Restricted Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Restricted Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.




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         7.       NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW
YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Restricted Subsidiary and the Issuers.


                                            SIGNATURES

         Dated as of the date first set forth above.

                                             Guaranteeing Restricted Subsidiary:
                                             UNICCO SERVICE OF M.I., INC.

                                             By:  /s/ George A. Keches
                                                  ---------------------------
                                                  Name:  George A. Keches
                                                  Title: Treasurer


                                             Other Guarantors:

                                             UNICCO SERVICE OF N.J., INC.

                                             By:  /s/ George A. Keches
                                                  ---------------------------
                                                  Name:  George A. Keches
                                                  Title: Treasurer




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                                    USC, INC.

                                    By:  /s/ George A. Keches
                                         ---------------------------
                                         Name:   George A. Keches
                                         Title:  Treasurer


                                    UNICCO GOVERNMENT SERVICES, INC.

                                    By:  /s/ George A. Keches
                                         ---------------------------
                                         Name:   George A. Keches
                                         Title:  Treasurer

                                    Issuers:

                                    UNICCO SERVICE COMPANY

                                    By:  /s/ George A. Keches
                                         ---------------------------
                                         Name:   George A. Keches
                                         Title:  Vice President - Finance and
                                                 Administration

                                    UNICCO FINANCE CORP.

                                    By:  /s/ George A. Keches
                                         ---------------------------
                                         Name:   George A. Keches
                                         Title:  Treasurer


         STATE STREET BANK AND TRUST
         COMPANY, AS TRUSTEE

         By:  /s/ Andrew M. Sinasky
              _________________________________
              Name:   Andrew M. Sinasky
              Title:  Assistant Vice President



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